Exhibit 5.1

9805 KATY FREEWAY, G-200 HOUSTON, TEXAS 77024-1269

E. TED BOTNER SENIOR VICE PRESIDENT, GENERAL COUNSEL & CORPORATE SECRETARY	DIRECT DIAL (281) 675-9211 TED_BOTNER@MURPHYOILCORP.COM

May 12, 2021

Murphy Oil Corporation

9805 Katy Freeway, G-200

Houston, Texas 77024-1269

Re: Murphy Oil Corporation 2021 Stock Plan for Non-Employee Directors

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Corporate Secretary of Murphy Oil Corporation, (the “Company”), I advise you as follows in connection with the filing by the Company of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), with respect to 800,000 shares of common stock, $1.00 par value per share (“Common Stock”) issuable pursuant to the Murphy Oil Corporation 2021 Stock Plan for Non-Employee Directors (the “Plan”).

As Senior Vice President, General Counsel and Corporate Secretary for the Company, I, or attorneys under my supervision, have participated in the preparation of the Registration Statement and have examined and relied upon such documents, opinions, precedents, records and other materials as I have deemed necessary or appropriate to provide a basis for the opinion set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, I am of the opinion that shares of original issuance Common Stock deliverable pursuant to the Plan, when delivered in accordance with the Plan upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Sincerely, /s/ E. Ted Botner
E. Ted Botner Senior Vice President, General Counsel and Corporate Secretary